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                                                                     EXHIBIT 5.1




                                December 27, 1999



Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA 95134

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 29, 1999, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock reserved for issuance under the 1994 Stock Option Plan and the Employee Qualified Stock Purchase Plan (collectively, the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of said shares.

     It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Prospectus constituting part of and incorporated by reference into the Registration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the shares, when issued and sold in the manner referred to in the Plans and the agreements which accompany the Plans, and in accordance with the Company's Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and amendments thereto.


                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ Wilson Sonsini Goodrich & Rosati
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